UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 October 16, 2018 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-03559	ATLANTIC CITY ELECTRIC COMPANY	21-0398280
(a New Jersey corporation) 500 North Wakefield Drive Newark, Delaware 19702 (202) 872-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On October 16, 2018, Atlantic City Electric Company (ACE) issued $350 million aggregate principal amount of its First Mortgage Bonds, 4.000% Series due October 15, 2028. See Item 2.03 below for a description of the bonds and related agreements.
Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 16, 2018, ACE issued $350 million aggregate principal amount of its First Mortgage Bonds, 4.000% Series due October 15, 2028. The bonds were issued pursuant to ACE's Mortgage and Deed of Trust, dated January 15, 1937, between ACE and The Bank of New York Mellon, as amended and supplemented from time to time, including pursuant to that certain Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 9, 2018 (the Supplemental Indenture), relating to the issuance of the bonds (as so amended and supplemented, the Mortgage). Subject to the exceptions and limitations contained in the Mortgage, the bonds are secured, together with all bonds now or hereafter issued, under the Mortgage, by a first lien (subject to the conditions and limitations in the instruments through which ACE claims title to its properties, and to excepted encumbrances under the Mortgage) on substantially all of ACE’s real and personal properties and franchises. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The bonds were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-213383-07).
The net proceeds from the sale of the bonds will be used to refinance at maturity $250 million aggregate principal amount of ACE’s 7.75% first mortgage bonds due November 15, 2018, short-term borrowings and for general corporate purposes.
The bonds carry an interest rate of 4.000% per annum, which is payable semi-annually on April 15 and October 15, commencing on April 15, 2019. The bonds are redeemable at any time at ACE’s option as provided in the Supplemental Indenture.
In connection with the issuance of the bonds, Ballard Spahr LLP provided ACE with the legal opinions attached to this report as Exhibit 5.1 and Exhibit 8.1.
A copy of the Underwriting Agreement dated October 9, 2018 among ACE, Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein is filed as Exhibit 1.1 to this report.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-213383-07, as noted below:

Exhibit No.	Description
1.1
Underwriting Agreement dated October 9, 2018 among ACE, Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 9, 2018
5.1	Opinion of Ballard Spahr LLP
8.1	Opinion of Ballard Spahr LLP
12.1	Statement regarding computation of the ratio of earnings to fixed charges for the six months ended June 30, 2018
* * * * *
This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) ACE's 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23, Commitments and Contingencies; (2) ACE's Second Quarter 2018 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by ACE. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. ACE does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CITY ELECTRIC COMPANY

/s/ PHILLIP S. BARNETT
Phillip S. Barnett
Senior Vice President, Chief Financial Officer and Treasurer
Atlantic City Electric Company
October 16, 2018

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement dated October 9, 2018 among ACE, Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 9, 2018
5.1	Opinion of Ballard Spahr LLP
8.1	Opinion of Ballard Spahr LLP
12.1	Statement regarding computation of the ratio of earnings to fixed charges for the six months ended June 30, 2018